UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2007

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On December 20, 2007, the board of directors of Patterson Companies, Inc. (the “Company”) approved an increase in the number of shares that can be acquired under its existing share repurchase plan from 6 million to 25 million shares. The shares can be purchased in open market transactions through December 31, 2012.

In addition, on December 21, 2007 the Company adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate share repurchases between December 24, 2007 and May 31, 2008. A Rule 10b5-1 trading plan allows the Company to repurchase its common stock in the open market during periods in which stock trading is otherwise closed for the Company.

A press release dated December 24, 2007 that describes the expanded share repurchase plan and the adoption of the written trading plan was issued by the Company. A copy of this press release is furnished as exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99	Press release dated December 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 26, 2007	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated December 24, 2007